As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-266037
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0476605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
____________________
Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (713) 652-0582
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Brian E. Taylor Senior Vice President, Controller and Chief Accounting Officer Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (713) 652-0582
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Michael S. Telle
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2350
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).
Large accelerated filer ☐    Accelerated filer ☒
Non-accelerated filer ☐    Smaller reporting company ☐
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Oil States International, Inc.
1,909,722 Shares of Common Stock
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This prospectus relates to the offer and sale of an aggregate of 1,909,722 shares of common stock, par value $0.01 per share, of Oil States International, Inc. by the selling securityholder named in the “Selling Securityholder” section of this prospectus. The selling securityholder may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling securityholder you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling securityholder may sell shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling securityholder will bear all commissions, fees and discounts, if any, attributable to the sale of shares.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “OIS.” On August 1, 2022, the last reported sale price of our common stock on the NYSE was $4.99.
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Investing in our common stock involves risks. Please carefully review the information under the heading “Risk Factors” beginning on page 2 of this prospectus. In addition, risks associated with any investment in our common stock may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 2, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholder may offer and sell, from time to time, a total of 1,909,722 shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the common stock the selling securityholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholder. The prospectus supplement may also add to, update or change the information contained in this prospectus. To the extent the information in the prospectus supplement is inconsistent with this prospectus, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
Neither we nor the selling securityholder has authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the selling securityholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
i

ABOUT OIL STATES INTERNATIONAL, INC.
Oil States International, Inc., through its subsidiaries, is a global provider of manufactured products and services used in the drilling, completion, subsea, production and infrastructure sectors of the oil and natural gas industry, as well as in the industrial and military sectors. Our manufactured products include highly engineered capital equipment as well as products consumed in drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe.
Our customers include many national oil and natural gas companies, major and independent oil and natural gas companies, onshore and offshore drilling companies and other oilfield service and industrial companies.
Our principal executive offices are located at Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, and our telephone number at that address is (713) 652-0582.
On July 1, 2022, pursuant to a settlement agreement, dated as of June 28, 2022 (the “Settlement Agreement”) by and between us and HCperf Holdings B.V. (formerly GEODynamics B.V.), a Netherlands private limited liability company (“HCperf”), we paid $10,000,000 and issued 1,909,722 shares of our common stock to HCperf as consideration for the settlement of certain disputes existing between the parties in connection with the Company’s acquisition of GEODynamics, Inc., including the full and final settlement of the promissory note issued to HCperf ($17.5 million in principal amount outstanding at March 31, 2022) and related accrued interest (the “Settlement”). The shares issued in connection with the Settlement are now being offered for resale in this prospectus.
As used in this prospectus, “Oil States,” the “Company,” “we,” “our,” “us” or like terms mean Oil States International, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.
If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When the selling securityholder offers and sells any common stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.
Sales of our common stock by the selling securityholder may cause our stock price to decline.
As of August 1, 2022, we had approximately 63.90 million shares of common stock outstanding, approximately 1.91 million of which were issued to the selling securityholder pursuant to the Settlement Agreement. Sales of substantial amounts of our common stock in the public market by the selling securityholder or others, or the perception that those sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common stock.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors, including incorrect or changed assumptions. For a discussion of known material factors that could affect our results, please refer to "Part I, Item 1. Business," "Part I, Item 1A. Risk Factors," "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Part II, Item 7A. Quantitative and Qualitative Disclosures about Market Risk" in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent SEC filings.
You can typically identify "forward-looking statements" by the use of forward-looking words such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "potential," "plan," "forecast," "proposed," "should," "seek," and other similar words. Such statements may relate to our future financial position, budgets, capital expenditures, projected costs, plans and objectives of management for future operations and possible future strategic transactions. Actual results frequently differ from assumed facts and such differences can be material, depending upon the circumstances.
While we believe we are providing forward-looking statements expressed in good faith and on a reasonable basis, there can be no assurance that actual results will not differ from such forward-looking statements. The following are important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, us:
•the ongoing impact of the Coronavirus Disease 2019 pandemic;
•the impact of ongoing military action between Russia and Ukraine, that began in February 2022, including, but not limited to, supply chain disruptions and increased costs, government sanctions and delays or potential cancellation of planned customer projects;
•the ability and willingness of the Organization of Petroleum Exporting Countries and other producing nations to set and maintain oil production levels and pricing;
•the level of supply of and demand for oil and natural gas;
•fluctuations in the current and future prices of oil and natural gas;
•the level of exploration, drilling and completion activity;
•the cyclical nature of the oil and natural gas industry;
•the level of offshore oil and natural gas developmental activities;
•the financial health of our customers;
•the impact of environmental matters, including executive actions and regulatory or legislative efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally;
•proposed new rules by the SEC relating to the disclosure of a range of climate-related information and risks;
•political, economic and litigation efforts to restrict or eliminate certain oil and natural gas exploration, development and production activities due to concerns over the threat of climate change;
•the availability of and access to attractive oil and natural gas field prospects, which may be affected by governmental actions or actions of other parties restricting drilling and completion activities;
•general global economic conditions;

•global weather conditions and natural disasters;
•changes in tax laws and regulations;
•supply chain disruptions;
•the impact of tariffs and duties on imported materials and exported finished goods;
•our ability to timely obtain and maintain critical permits for operating facilities;
•our ability to attract and retain skilled personnel;
•negative outcome of litigation, threatened litigation or government proceedings;
•our ability to develop new competitive technologies and products;
•inflation, including our ability to increase prices to our customers as our costs increase;
•fluctuations in currency exchange rates;
•physical, digital, cyber, internal and external security breaches and other incidents affecting information security and data privacy;
•our ability to access and the cost of capital in the bank and capital markets;
•our ability to protect and enforce our intellectual property rights;
•our ability to complete the integration of acquired businesses and achieve the expected accretion in earnings; and
•certain factors discussed elsewhere in this prospectus and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.
Should one or more of these risks or uncertainties materialize, or should the assumptions on which our forward-looking statements are based prove incorrect or change, actual results may differ materially from those expected, estimated or projected. In addition, the factors identified above may not necessarily be all of the important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.
In addition, in certain documents we incorporate by reference, we refer to information and reports published by third parties that purport to describe trends or developments in the energy industry. We do so for the convenience of our stockholders and in an effort to provide information available in the market that will assist our investors in better understanding the market environment in which we operate. However, we specifically disclaim any responsibility for the accuracy and completeness of such information and undertake no obligation to update such information.

USE OF PROCEEDS
All of the shares of our common stock being offered pursuant to this prospectus are being offered by the selling securityholder. We will not receive any proceeds from the sale of those shares.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is based upon our amended and restated certificate of incorporation (“Charter”), our Fourth Amended and Restated Bylaws (“Bylaws”) and applicable provisions of Delaware law. We have summarized certain portions of the Charter and Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.
Authorized Capital Stock
Under the Charter, our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 25,000,000 shares of preferred stock, $0.01 par value.
Common Stock
Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the New York Stock Exchange under the ticker symbol “OIS.”
Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.
Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors (the “Board”) out of funds legally available therefor. Dividends may be paid in cash, in property, or in shares of common stock. We have not declared or paid any cash dividends on our common stock since our initial offering in 2001. Any future determinations as to the declaration and payment of dividends will be at the discretion of our Board and will depends on then existing conditions.
Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, based on the number of shares held, upon any liquidation or dissolution of the Company, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.
Rights and Preferences. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. Our common stock is also not subject to any conversion, redemption or sinking fund provisions.
Transfer Agent and Registrar. Computershare, Inc. is the transfer agent and registrar for our common stock.
Preferred Stock
Under our Charter, without further stockholder action, our Board is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of the shares of preferred stock in one or more series, to establish, from time to time, the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation.
Certain Provisions of our Charter and Bylaws
Annual Stockholder Meetings. Our Charter and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board.

Special Stockholder Meetings. Subject to the rights of the holders of any series of preferred stock, our Charter and Bylaws provide that special meetings of the stockholders may only be called by the chairman of the Board or by the resolution of a majority of the Board.
Requirements for Advance Notification of Stockholder Nominations and Proposals. The Bylaws set forth advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of Board.
Classified Board of Directors. Our Charter divides our directors into three classes serving staggered three-year terms. As a result, stockholders will elect approximately one-third of the Board each year.
Amendment of Charter and Bylaws. The Bylaws may be amended by (a) the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote or (b) by the affirmative vote of a majority of the Board. Except as otherwise provided in the Charter, the Bylaws or by applicable Delaware law, the Company may amend any provision contained in the Charter in the manner prescribed by law.
Limitations of Liability Directors and Officers. Our directors will not be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability (1) for any breach of the duty of loyalty to our company or our stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (3) for unlawful payment of a dividend or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.
Certain Anti-Takeover Effects of Delaware Law
Our Charter and Bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such anti-takeover provisions include, but are not limited to, provisions related to:
•Classification of the Board with staggered three year terms;
•Removal of directors only with cause;
•Prohibition of stockholder for action by written consent;
•Robust requirements for advance notification of stockholder nominations and proposals; and
•Prohibition of stockholders calling a special meeting.

SELLING SECURITYHOLDER
We are registering 1,909,722 shares of common stock covered by this prospectus on behalf of the selling securityholder named in the table below. The selling securityholder acquired such shares from us as consideration in the Settlement. As part of the Settlement, we entered into a registration rights agreement with the selling securityholder, dated as of June 28, 2022 (the “Registration Rights Agreement”), pursuant to which we granted customary registration rights and agreed to file the registration statement of which this prospectus is a part.
The table below identifies the selling securityholder and other information regarding the beneficial ownership of our common stock by the selling securityholder. The percentages of shares owned are based on 63,898,930 shares of our common stock outstanding as of August 1, 2022.
Because the selling securityholder may resell all or part of its shares, no estimates can be given as to the number of shares of common stock that will be held by the selling securityholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling securityholder.

	Ownership of Common Stock Before Offering		Number of Shares Being Offered	Ownership of Common Stock After Offering
Selling Securityholder	Number	Percentage		Number	Percentage
HCperf Holdings B.V. (1)	1,909,722	3.0%	1,909,722	—	—
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(1)    Lime Rock Partners IV AF, L.P. (“Lime Rock IV AF”), through its wholly owned subsidiary LRP IV Luxembourg Holdings S.à r.l., and Lime Rock Partners V, L.P. (“Lime Rock V”), through its wholly owned subsidiary LRP V Luxembourg Holdings S.à r.l., hold an approximate combined 66% ownership interest in HCperf Holdings B.V. John T. Reynolds and Jonathan C. Farber, through their ultimate control of the general partners of Lime Rock IV AF and Lime Rock V, control HCperf Holdings B.V. Through this control, Mr. Reynolds and Mr. Farber may be deemed to be the beneficial owners of the securities offered hereby. The mailing address for Lime Rock IV AF, Lime Rock V, Mr. Reynolds and Mr. Farber is 274 Riverside Avenue, Floor 3, Westport, CT 06880.
The table above sets forth information relating to the selling securityholder as of August 1, 2022 based on information supplied to us by such selling securityholder on or prior to that date. We have not sought to verify such information. Information about the selling securityholder may change over time. Any changed information will be set forth to the extent provided to us by the selling securityholder in prospectus supplements, if and when necessary.

PLAN OF DISTRIBUTION
All shares of common stock being offered under this prospectus are being offered on behalf of the selling securityholder. The shares offered by this prospectus may be sold from time to time by or for the account of the selling securityholder pursuant to this prospectus or pursuant to Rule 144 under the Securities Act. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price or in negotiated transactions (in each case as determined by the selling securityholder). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.
The shares may be sold by any one or more of the following methods:
•through a block trade (which may involve crosses) in which the selling securityholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
•through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,
•through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE,
•an over-the-counter distribution in accordance with the rules of the NYSE,
•through ordinary brokerage transactions and transactions in which the broker solicits purchasers,
•through privately negotiated transactions,
•through the distribution of the securities by any selling securityholder to its employees, partners, members or stockholders,
•through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise,
•through short sales,
•by pledge to secure debts and other obligations,
•delayed delivery arrangements,
•to or through underwriters or agents,
•“at the market” or through market makers or into an existing market for the shares, or
•through a combination of any of the above methods of sale or any other method permitted by applicable law.
Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder, from purchasers of shares for whom they act as agents or from both sources. The selling securityholder does not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling securityholder will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.
The selling securityholder may pledge or grant a security interest in some or all of the shares of common stock they own and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under such prospectus. The selling securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.
The selling securityholder and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling securityholder and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.
The selling securityholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS
The legality of the shares of common stock offered under this Prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.
EXPERTS
The consolidated financial statements of Oil States International, Inc. appearing in Oil States International, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Oil States International, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available at the SEC’s website at www.sec.gov. Our internet address is www.oilstatesintl.com. Our SEC filings are also available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus or the registration statement.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available to the public through the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information expressly contained in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below, any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2021;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on March 24, 2022;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022;

•our Current Reports on Form 8-K filed on May 10, 2022, May 13, 2022, June 29, 2022 and July 5, 2022; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 6, 2001, including any subsequently filed amendments and reports filed for the purpose of updating such description.
Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Oil States International, Inc.
Three Allen Center,
333 Clay Street, Suite 4620,
Houston, Texas 77002
(713) 652-0582

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Oil States International, Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$878
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	*
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*    These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation and Bylaws
Article 11 of our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, and Section 6.1 of our bylaws provides a non-exclusive indemnification for certain acts by persons acting as an officer, director, employee or agent of the Company.
The Company determines whether the indemnification of the present or former director, officer, employee or agent is proper in the circumstances in accordance with Section 145 of the DGCL as described above.
Certain Other Arrangements
We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.
In addition, we have entered into indemnity agreements with our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL.

Item 16.    Exhibits.

Exhibit Number	Description
2.1*
Stock Purchase Agreement, dated as of December 12, 2017, by and among GEODynamics B.V., GEODynamics, Inc., the Seller Shareholders named therein GD Development Corporation and Oil States International, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on December 13, 2017 (File No. 001-16337)).

3.1*
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on March 30, 2001 (File No. 001-16337)).

3.2*	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 8, 2019 (File No. 001-16337)).
3.3*
Certificate of Designations of Special Preferred Voting Stock of Oil States International, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on March 30, 2001 (File No. 001-16337)).

4.1*	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, as filed with the Commission on November 7, 2000 (File No. 333-43400)).
4.2*
Registration Rights Agreement, dated June 28, 2022, by and between the Company and HCperf Holdings B.V. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 29, 2022 (File No. 001-16337)).

5.1+	Opinion of Vinson & Elkins L.L.P.
23.1**	Consent of Ernst & Young LLP.
23.3+	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 above).
24.1+	Powers of Attorney.
107*	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company's Registration Statement on Form S-3, as filed with the Commission on July 6, 2022 (File No. 333-266037)).
____________________
*    Incorporated by reference as indicated.
**    Filed herewith.
+    Previously filed.
Item 17.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 2, 2022.

Oil States International, Inc

By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	August 2, 2022
Robert L. Potter

/s/ Cindy B. Taylor	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2022
Cindy B. Taylor

/s/ Lloyd A. Hajdik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 2, 2022
Lloyd A. Hajdik

/s/ Brian E. Taylor	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2022
Brian E. Taylor

*	Director	August 2, 2022
Denise Castillo-Rhodes

*	Director	August 2, 2022
Lawrence R. Dickerson

*	Director	August 2, 2022
Darrell E. Hollek

*	Director	August 2, 2022
Hallie A. Vanderhider

*	Director	August 2, 2022
E. Joseph Wright

* By:	/s/ Lloyd A. Hajdik
Lloyd A. Hajdik, pursuant to a power of attorney filed as
Exhibit 24.1 to this Registration Statement on Form S-3